                                                                    Exhibit 9(l)
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                              BLACKROCK FUNDS/SM/

                          SHARE ACQUISITION AGREEMENT

                           DATED AS OF APRIL 29, 1998



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

                               TABLE OF CONTENTS
                               -----------------


                                                               Page
                                                               ----


1.   BlackRock Share Acquisition..............................   2

2.   Consideration............................................   2

3.   Liquidation and Dissolution of PNC CTFs..................   3

4.   Valuation Time...........................................   4

5.   Certain Representations, Warranties and
       Agreements of BlackRock Funds..........................   4

6.   Certain Representations, Warranties and
       Agreements of PNC......................................   6

7.   CTF Consents.............................................   8

8.   Exemptive Relief.........................................   8

9.   Effective Times for the BlackRock Share Acquisition......   8

10.  BlackRock Funds Conditions...............................   8

11.  PNC CTF Conditions.......................................  10

12.  Further Assurances.......................................  11

13.  Termination of Representations and Warranties............  11

14.  Termination of Agreement.................................  11

15.  Amendment and Waiver.....................................  12

16.  Governing Law............................................  12

17.  Successors and Assigns...................................  12

18.  Beneficiaries............................................  12

19.  Brokerage Fees and Expenses..............................  13

20.  BlackRock Funds Liability................................  13

21.  PNC Liability............................................  13

22.  Notices..................................................  13

23.  Expenses.................................................  15

24.  Entire Agreement.........................................  15

25.  Counterparts.............................................  15

                              BLACKROCK FUNDS/SM/
                          SHARE ACQUISITION AGREEMENT


     This BLACKROCK FUNDS/SM/ SHARE ACQUISITION AGREEMENT (the "Agreement") is made as of this 29th day of April, 1998 by and among BlackRock Funds/SM/ ("BlackRock Funds"), a Massachusetts business trust, on behalf of the following of its portfolios: Select Equity Portfolio, Large Cap Growth Equity Portfolio, Large Cap Value Equity Portfolio, Mid-Cap Growth Equity Portfolio, Mid-Cap Value Equity Portfolio, Small Cap Growth Equity Portfolio, Small Cap Value Equity Portfolio, International Equity Portfolio, Index Equity Portfolio, Balanced Portfolio, Low Duration Bond Portfolio, Intermediate Government Bond Portfolio, Intermediate Bond Portfolio, Managed Income Portfolio, GNMA Portfolio, Tax-Free Income Portfolio, Pennsylvania Tax-Free Income Portfolio, Ohio Tax-Free Income Portfolio, Kentucky Tax-Free Income Portfolio, Delaware Tax-Free Income Portfolio and New Jersey Tax-Free Income Portfolio (each, a "BlackRock Portfolio" and collectively, the "BlackRock Portfolios"); the following common trust funds for which PNC Bank, National Association ("PNC"), a national banking association, acts as trustee: PNC Select Equity Fund, PNC Large Cap Growth Equity Fund, PNC Large Cap Value Equity Fund, PNC Mid Cap Growth Equity Fund, PNC Mid Cap Value Equity Fund, PNC Small Cap Growth Equity Fund, PNC Small Cap Value Equity Fund, PNC International Equity Fund, PNC Equity Growth & Income Fund, PNC Index Equity Fund, PNC Balanced Fund, PNC Income Fund, PNC Short-Term Government Bond Fund, PNC Short-Term Bond Fund, PNC Intermediate Government Bond Fund, PNC Intermediate Bond Fund, PNC Managed Income Fund, PNC GNMA Fund, PNC Tax-Free Income Fund, PNC PA Tax-Free Income Fund, PNC Long-Term PA Tax-Free Income Fund, PNC OH Tax-Free Income Fund, PNC KY Tax-Free Income Fund and PNC NJ Tax-Free Income Fund (collectively, the "PNC-NA CTFs"); and the following common trust fund for which PNC Bank, Delaware ("PNC-DE"), a bank organized under the laws of the State of Delaware, acts as trustee: PNC-DE Tax-Free Income Fund (the "PNC-DE CTF" and collectively with the PNC-NA CTFs, the "PNC CTFs").

     WHEREAS, BlackRock Funds is an open-end management investment company registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, PNC acts as trustee for each of the PNC-NA CTFs; and

     WHEREAS, PNC-DE acts as trustee for the PNC-DE CTF; and

     WHEREAS, the parties desire that each BlackRock Portfolio shall issue "Institutional" class shares to the corresponding PNC CTFS, as specified in
Section 1, which shall thereafter be distributed by PNC and PNC-DE, respectively, to the participating trusts of the corresponding PNC CTFs in connection with the liquidation of such PNC CTFs as described in this Agreement in consideration for which the assets and related liabilities of each PNC CTF shall be conveyed to, and assumed by, the respective BlackRock Portfolio(s) corresponding thereto as specified in Section 2 (the "BlackRock Share Acquisition").

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and subject to the terms and conditions hereof, the parties hereto, intending to be legally bound, agree as follows:

     1.   BlackRock Share Acquisition.   Upon receipt of the Consideration (as
defined in Section 2) from a PNC CTF, each corresponding BlackRock Portfolio which is the recipient of such Consideration shall simultaneously issue such PNC CTF, at the relevant Effective Time for the BlackRock Share Acquisition as defined in Section 9 of this Agreement, full and fractional shares of beneficial interest in such corresponding BlackRock Portfolio's Institutional share class having an aggregate net asset value equal to the net value of such Consideration so conveyed, all determined and adjusted as provided in this Section 1. In particular, each such corresponding BlackRock Portfolio shall deliver to the PNC CTF conveying such Consideration such number of shares, including fractional shares, having an aggregate net asset value equal to the value of the Consideration of such PNC CTF that is so conveyed, with the net asset value of the shares of the BlackRock Portfolios and the value of the Consideration being conveyed being computed in the manner and as of the time and date set forth in this Section.

     The net asset value of shares to be issued by each of the BlackRock Portfolios, and the net value of the Consideration to be conveyed by each of the PNC CTFs, shall, in each case, be determined as of the relevant Valuation Time specified in Section 4 and Schedule I of this Agreement. The net asset value of Institutional class shares of the BlackRock Portfolios shall be computed in the manner set forth in the BlackRock Portfolios' then current prospectuses under the Securities Act of 1933, as amended (the "1933 Act"). The net value of the Consideration to be conveyed by the PNC CTFs shall be computed by PNC. In determining the value of the securities transferred by the PNC CTFs to the BlackRock Portfolios, each security shall be valued in accordance with the Rule 17a-7 procedures adopted by the BlackRock Funds Board of Trustees or otherwise in accordance with applicable positions of the staff of the SEC. In connection with such valuations, quotations and security characteristics relating to establishing such quotations shall be determined by or under the direction of BlackRock Funds, subject to the approval of PNC with respect to the PNC-NA CTFs and PNC-DE with respect to the PNC-DE CTF.

     2. Consideration. At each Effective Time for the BlackRock Share Acquisition, all property of every description, and all interests, rights, privileges and powers of each of the PNC CTFs associated with that Effective Time pursuant to Section 9 and Schedule I of this Agreement, subject to all liabilities deriving from the assets thereof, and excluding any other liabilities of the CTFs (such assets subject to such related liabilities are herein referred to as the "Consideration"), shall be conveyed by each such PNC CTF to the corresponding BlackRock Portfolio (as set forth below) and shall be accepted and assumed by said BlackRock Portfolio as more particularly set forth in the following paragraph, such that at and after that Effective Time: (a) all assets of each such PNC CTF shall become and be the assets of the respective corresponding BlackRock Portfolio; and (b) all such related liabilities and obligations of each such PNC CTF that are so existing shall attach to the respective corresponding BlackRock Portfolio as aforesaid and may thenceforth be enforced against the respective BlackRock Portfolio to the extent as if the same had been incurred by it; provided, that, in the case of the PNC Income CTF, it is understood for purposes of this Agreement that the term "corresponding

BlackRock Portfolio" shall refer to the two BlackRock Portfolios indicated in the chart below, each of which shall receive that percentage of the assets and any related liabilities being transferred of the PNC Income CTF such that all equity assets and related liabilities thereof shall be conveyed to the Large Cap Value Equity Portfolio and all cash, fixed income assets and related liabilities thereof shall be conveyed to the Managed Income Portfolio.

     Without limiting the generality of the foregoing, it is understood that the Consideration shall include all property and assets of any nature whatsoever, including, without limitation, all cash, cash equivalents, securities, claims and receivables (including dividend and interest receivables) owned by each PNC CTF, and any deferred or prepaid expenses shown as an asset on each PNC CTF's books, at the relevant Effective Time, and all good will, all other intangible property and all books and records belonging to the PNC CTFs.

     In particular, the Consideration of each PNC CTF shall be conveyed to the corresponding BlackRock Portfolio, as set forth below:


PNC CTF                                  CORRESPONDING BLACKROCK PORTFOLIO(S)
---------------------------------------  --------------------------------------
PNC Select Equity Fund                   Select Equity Portfolio
PNC Large Cap Growth Equity Fund         Large Cap Growth Equity Portfolio
PNC Large Cap Value Equity Fund          Large Cap Value Equity Portfolio
PNC Mid Cap Growth Equity Fund           Mid-Cap Growth Equity Portfolio
PNC Mid Cap Value Equity Fund            Mid-Cap Value Equity Portfolio
PNC Small Cap Growth Equity Fund         Small Cap Growth Equity Portfolio
PNC Small Cap Value Equity Fund          Small Cap Value Equity Portfolio
PNC International Equity Fund            International Equity Portfolio
PNC Equity Growth & Income Fund          Large Cap Value Equity Portfolio
PNC Index Equity Fund                    Index Equity Portfolio
PNC Balanced Fund                        Balanced Portfolio
PNC Income Fund                          Managed Income; Large Cap Value Equity
PNC Short Term Government Bond Fund      Low Duration Bond Portfolio
PNC Short Term Bond Fund                 Low Duration Bond Portfolio
PNC Intermediate Government Bond Fund    Intermediate Government Bond Portfolio
PNC Intermediate Bond Fund               Intermediate Bond Portfolio
PNC Managed Income Fund                  Managed Income Portfolio
PNC GNMA Fund                            GNMA Portfolio
PNC Tax-Free Income Fund                 Tax-Free Income Portfolio
PNC PA Tax-Free Income Fund              Pennsylvania Tax-Free Income Portfolio
PNC Long-Term PA Tax-Free Income Fund    Pennsylvania Tax-Free Income Portfolio
PNC OH Tax-Free Income Fund              Ohio Tax-Free Income Portfolio
PNC KY Tax-Free Income Fund              Kentucky Tax-Free Income Portfolio
PNC DE Tax-Free Income Fund              Delaware Tax-Free Income Portfolio
PNC NJ Tax-Free Income Fund              New Jersey Tax-Free Income Portfolio


     3. Liquidation and Dissolution of PNC CTFs. At each Effective Time, each of the PNC CTFs associated with that Effective Time pursuant to Section 9 and
Schedule I of this Agreement shall make a liquidating distribution to its participating trusts as follows. Holders of record as of that Valuation Time of units of each such PNC CTF shall be credited with full and fractional shares of the Institutional class of beneficial interest that are issued by the corresponding BlackRock Portfolio in connection with the BlackRock Share Acquisition in exchange for the PNC CTF units that are held of record. In addition, each participating trust holding record units of a PNC CTF shall have the right to receive any unpaid distributions which were declared before the relevant Effective Time with respect to the units of such PNC CTF that are held by the participating trust at that Effective Time. In accordance with instructions it receives from PNC and PNC-DE, respectively, BlackRock Funds shall record on its books the ownership of the respective BlackRock Portfolio shares as of the relevant Valuation Times of the PNC CTFs. Following consummation of the BlackRock Share Acquisition, PNC and PNC-DE, respectively, shall take such steps as shall be necessary and proper to effect the dissolution of the PNC CTFs.

     4. Valuation Times. The Valuation Time for the BlackRock Share Acquisition with respect to each of the PNC CTFs and the corresponding BlackRock Portfolios shall be 4:01 P.M. Eastern Time, on the respective date set forth on
Schedule I hereto or such earlier or later date as agreed to by the parties to this Agreement.

     5. Certain Representations, Warranties and Agreements of BlackRock Funds. BlackRock Funds, on behalf of itself and the BlackRock Portfolios, represents and warrants to, and agrees with, PNC and PNC-DE as follows (such representations, warranties and agreements being made on behalf of each BlackRock Portfolio on a several and not joint, nor joint and several, basis):

          (a) BlackRock Funds is a Massachusetts business trust duly created pursuant to its Declaration of Trust for the purpose of acting as a management investment company under the 1940 Act, and is validly existing under the laws of the Commonwealth of Massachusetts. BlackRock Funds is registered as an open-end management investment company under the 1940 Act and its registration with the SEC as an investment company is in full force and effect.

          (b) BlackRock Funds has the power to own all of its properties and assets and to consummate the transactions contemplated herein, and has all necessary federal, state and local authorizations to carry on its business as now being conducted and to consummate the transactions contemplated by this Agreement.

          (c) This Agreement has been duly authorized, executed and delivered by BlackRock Funds, and represents a valid and binding contract, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement will not, violate BlackRock Funds' Declaration of Trust, as amended, or the Code of Regulations or any agreement or arrangement to which BlackRock Funds is a party or by which it is bound.

          (d) Each BlackRock Portfolio that has not conducted operations prior to the associated Effective Time for the BlackRock Share Acquisition intends to qualify as a regulated investment company under Part I of Subchapter M of Subtitle A, Chapter 1 of the Code ("Subchapter M"). Each BlackRock Portfolio that has conducted operations prior to the associated Effective Time for the BlackRock Share Acquisition has elected to qualify and has qualified as a regulated investment company under Subchapter M as of and since its first taxable year, has been a regulated investment company under such Part of the Code at all times since the end of its first taxable year when it so qualified, and qualifies and shall continue to qualify as a regulated investment company for its current taxable year.

          (e) The audited financial statements of BlackRock Funds for its fiscal year ended September 30, 1997 present fairly the financial position of the BlackRock Portfolios as of the dates indicated and the results of their operations for the periods indicated, in conformity with generally accepted accounting principles applied on a consistent basis. There has been no material adverse change in the financial position of any BlackRock Portfolio since the dates of said financial statements.

          (f) Each BlackRock Portfolio has valued, and will continue to value, its portfolio securities and other assets in accordance with applicable legal requirements.

          (g) There are no material legal, administrative or other proceedings pending or, to its knowledge, threatened, against BlackRock Funds or the BlackRock Portfolios which could result in liability on the part of BlackRock Funds or the BlackRock Portfolios.

          (h) At each Effective Time, all federal and other tax returns and reports of each associated BlackRock Portfolio required by law to have been filed by such time shall have been filed, and all federal and other taxes shall have been paid so far as due, or provision shall have been made for the payment thereof and, to the best knowledge of each such BlackRock Portfolio, no such return or report shall be currently under audit and no assessment shall have been asserted with respect to such returns or reports.

          (i) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by BlackRock Funds of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1940 Act, and the rules and regulations under those Acts, or state securities laws.

          (j) BlackRock Funds shall have filed a post-effective amendment (the "N-1A Post-Effective Amendment") to its registration statement on Form N-1A (File No. 33-26305) with the SEC, and with the appropriate state securities commissions, relating to the establishment of Delaware Tax-Free Income Portfolio, Kentucky Tax-Free Income Portfolio and GNMA Portfolio. The N-1A Post-Effective Amendment on its effective date with the SEC, and at each Effective Time (i) shall comply in all material respects with the provisions of the 1933 Act and the 1940 Act, the rules and regulations thereunder, and the state securities laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (k) The shares of each BlackRock Portfolio to be issued and delivered to the PNC CTFs for the account of the participating trusts of the PNC CTFs, pursuant to the terms hereof, shall have been duly authorized as of the associated Effective Time and, when so issued and delivered, shall be duly and validly issued, fully paid and non-assessable, and no shareholder of such BlackRock Fund shall have any preemptive right to subscription or purchase in respect thereto.

          (l) Each BlackRock Fund shall operate its business in the ordinary course between the date hereof and its associated Effective Time. It is understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions and any other dividends and distributions deemed advisable.

     6. Certain Representations, Warranties and Agreements of PNC and PNC-DE. Each of PNC and PNC-DE, respectively, on behalf of itself and the PNC CTFs for which it acts as trustee, represents and warrants to, and agrees with, BlackRock Funds as follows (such representations, warranties and agreements being made on behalf of the PNC CTFs on a several and not joint, nor joint and several, basis):

          (a) PNC is a national banking association duly organized and validly existing under the laws of the United States. PNC-DE is a bank duly organized and validly existing under the laws of the State of Delaware.

          (b) Each of PNC and PNC-DE, in its capacity as trustee for the respective PNC CTFs, has the power to direct the investment of the Consideration and, subject to any required consents of the participating trusts referred to in Section 7, to carry out and consummate the transactions contemplated herein, and has all necessary federal, state and local authorizations to carry on its business as now being conducted and to consummate the transactions contemplated by this Agreement.

          (c) This Agreement has been duly authorized, executed and delivered by PNC and PNC-DE, respectively, on behalf of the PNC CTFs, and represents a valid and binding contract, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement will not, violate the articles of association or by-laws of PNC, the organization certificate or by-laws of PNC-DE or, except as previously disclosed to BlackRock Funds in writing, any agreement or arrangement to which PNC or PNC-DE, respectively, is a party or by which it is bound.

          (d) Each PNC CTF is a "common trust fund" within the meaning of
     Section 584(a) of the Internal Revenue Code of 1986, as amended (the
     "Code").

          (e) The most recently available audited financial statements of the PNC CTFs (copies of which have been previously furnished to BlackRock Funds), present fairly the financial position of the PNC CTFs as of the dates indicated and the results of their operations for the periods indicated, in conformity with generally accepted accounting principles applied on a consistent basis. There has been no material adverse change in the financial position of any PNC CTF since the dates of said financial statements.

          (f) Except as previously disclosed to BlackRock Funds in writing, there are no contingent liabilities of any PNC CTF not disclosed in said financial statements delivered pursuant to Section 6(e).

          (g) Each PNC CTF has valued, and will continue to value, its portfolio securities and other assets in accordance with applicable legal requirements.

          (h) Except as previously disclosed to BlackRock Funds in writing, there are no material legal, administrative or other proceedings pending or, to its knowledge threatened, against PNC, PNC-DE or the PNC CTFs which could result in liability on the part of PNC, PNC-DE or the PNC CTFs.

          (i) At each associated Effective Time, all federal and other tax returns and reports of each associated PNC CTF required by law to have been filed by such PNC CTF by such time shall have been filed, and all federal and other taxes shall have been paid so far as due, or provision shall have been made for the payment thereof and, to the best knowledge of each such PNC CTF, no such return or report of such PNC CTF shall be currently under audit and no assessment shall have been asserted with respect to such return or reports.

          (j) At both each Valuation Time and each corresponding Effective Time, PNC and PNC-DE, respectively, shall have full right, power and authority to convey the respective associated Consideration in payment for the shares of the BlackRock Portfolios as contemplated herein and, upon conveyance, the BlackRock Portfolios shall have good and marketable title thereto, subject to no restrictions on the ownership or transfer thereof (except as imposed by federal, state or foreign securities laws).

          (k) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the PNC CTFs of the transactions contemplated by this Agreement.

          (l) The PNC CTFs shall not sell or otherwise dispose of any shares of the BlackRock Portfolios to be acquired in the transactions contemplated herein, except in distribution to the participating trusts of the PNC CTFs as contemplated herein.

          (m) The business of each PNC CTF shall be conducted in the ordinary course between the date hereof and its associated Effective Time. It is understood that such ordinary course of business will include the declaration and payment of customary distributions and any other distributions deemed advisable.

          (n) Except for agreements or other arrangements relating to the purchase and sale of portfolio securities, each PNC CTF has furnished BlackRock Funds with copies or descriptions of all material contracts or legally binding arrangements to which it is a party and which relate to such PNC CTF.

          (o) Each PNC CTF has delivered to BlackRock Funds a statement of all of the specific assets and specific related liabilities of the PNC CTFs, together with a list of the portfolio securities of each PNC CTF showing the tax costs of such securities by lot and the holding periods of such securities, and clearly reflecting the basis used for determination of gain or loss realized on the partial sale of any security. Each PNC CTF shall immediately notify BlackRock Funds of any portfolio security thereafter acquired or sold by the PNC CTF and, upon BlackRock Funds' request, shall promptly and periodically update the other information described in this paragraph. Upon notice by BlackRock Funds, each PNC CTF shall immediately sell any portfolio security that BlackRock Funds identifies as impermissible under the investment policies, objectives and limitations of the corresponding BlackRock Portfolio.

     7. CTF Consents. Prior to each Effective Time, PNC, PNC-DE and the PNC CTFs shall provide such notice and disclosure and obtain such consents as shall be required under applicable law to effect the BlackRock Share Acquisition with respect to the associated PNC CTFs and BlackRock Funds.

     8. Exemptive Relief. BlackRock Funds and PNC shall have filed an application for an order of exemption under the 1940 Act (the "Exemptive Application") with the SEC to the extent necessary in order to effect the BlackRock Share Acquisition, and shall cooperate with each other in connection with obtaining such order of exemption.

     9. Effective Times for the BlackRock Share Acquisition. The shares of the BlackRock Portfolios to be issued and the conveyance of the Consideration pursuant to Sections 1 and 2 and the liquidation and dissolution of the PNC CTFs pursuant to Section 3 shall occur on three dates, in each case on the next business day following the respective Valuation Time for each PNC CTF set forth on Schedule I hereto, or on such other date, and at such place and time, agreed to by each of the parties. The three dates and times at which such actions are taken are each referred to herein as an "Effective Time."

     10. BlackRock Funds Conditions. The obligations of BlackRock Funds hereunder shall be subject to the following conditions precedent with respect to each Effective Time:

          (a) This Agreement and the transactions contemplated by this Agreement shall have been approved by PNC and PNC-DE, on behalf of the respective associated PNC CTFs and any consents referred to in Section 7 shall have been obtained.

          (b) Each associated PNC CTF shall have delivered to its corresponding BlackRock Portfolio a statement of the specific assets and specific liabilities of the PNC CTF, together with a list of the portfolio securities of the PNC CTF showing the tax costs of such securities by lot and the holding periods of such securities, as of the associated Valuation Time, and clearly reflecting the basis used for determination of gain or loss realized on the partial sale of any security transferred to such BlackRock Portfolios.

          (c) The associated PNC CTFs shall have duly executed and delivered to BlackRock Funds such bills of sale, assignments, certificates and other instruments of conveyance as BlackRock Funds may deem necessary or desirable to convey all of each such PNC CTF's right, title and interest in and to the Consideration. Such Consideration shall be accompanied by all necessary documentation to evidence that any required duties or taxes have been paid or cash for the appropriate amount thereof.

          (d) As of the related Valuation Time and such Effective Time, there shall have been no material adverse change in the financial position of any associated PNC CTF since the dates of the financial statements referred to in Section 6(e).

          (e) All representations and warranties of PNC and PNC-DE, respectively, and the PNC CTFs made in this Agreement shall be true and correct in all material respects as if made at and as of the related Valuation Time and such Effective Time.

          (f) Each of the associated PNC CTFs shall have delivered to BlackRock Funds a certificate executed on its behalf by an appropriate officer of PNC or PNC-DE, as the case may be, in a form reasonably satisfactory to BlackRock Funds and dated as of such Effective Time, to the effect that the representations and warranties of such PNC CTF made in this Agreement are true and correct at and as of such Effective Time.

          (g) The Consideration to be conveyed to a BlackRock Portfolio as of such Effective Time under this Agreement shall include no assets which such BlackRock Portfolio may not properly hold pursuant to its investment limitations or objectives or may not otherwise lawfully hold.

          (h) The N-1A Post-Effective Amendment shall have become effective under the 1933 Act and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of BlackRock Funds, contemplated by the SEC and the parties shall have received all permits and other authorizations necessary under federal and state securities laws to consummate the transactions contemplated by this Agreement.

          (i) An order granting substantially the relief requested pursuant to the Exemptive Application shall have been issued under the 1940 Act.

          (j) No action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

          (k) Simpson Thacher & Bartlett shall have rendered a legal opinion, dated on or before such Effective Time, as to certain of the federal income tax consequences under the Code of the BlackRock Share Acquisition.

          (l) Coopers & Lybrand L.L.P. shall have rendered an opinion, dated on or before such Effective Time, as to certain of the federal income tax consequences under the Code of the BlackRock Share Acquisition.

          (m) Each of the associated PNC CTFs shall have performed and complied in all material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the related Valuation Time and such Effective Time.

     11. PNC CTF Conditions. The obligations of the PNC CTFs hereunder shall be subject to the following conditions precedent with respect to each Effective
Time:

          (a) This Agreement shall have been adopted and the transactions contemplated by this Agreement shall have been approved by the Board of Trustees of BlackRock Funds.

          (b) As of the related Valuation Time and such Effective Time there shall have been no material adverse change in the financial position of any associated BlackRock Portfolio since the dates of the financial statements referred to in Section 5(e).

          (c) All representations and warranties of BlackRock Funds and the associated BlackRock Portfolios made in this Agreement shall be true and correct in all material respects as if made at and as of the related Valuation Time and such Effective Time.

          (d) BlackRock Funds shall have delivered to the associated PNC CTFs a certificate executed in its name by an appropriate officer, in a form reasonably satisfactory to such PNC CTFs and dated as of such Effective Time, to the effect that the representations and warranties of BlackRock Funds and the relevant associated BlackRock Portfolios made in this Agreement are true and correct at and as of such Effective Time and that, to its best knowledge, the Consideration to be conveyed as of such Effective Time to each such BlackRock Portfolio under this Agreement as set forth in Section 10(b) include only assets which such BlackRock Portfolio may properly acquire under its investment policies, limitations and objectives and may otherwise be lawfully held by such BlackRock Portfolio.

          (e) The N-1A Post-Effective Amendment shall have become effective under the 1933 Act and no stop order suspending the effectiveness shall have been instituted, or to the knowledge of BlackRock Funds, contemplated by the SEC and the parties shall have received all permits and other authorizations necessary under federal and state securities laws to consummate the transactions contemplated herein.

          (f) An order granting substantially the relief requested pursuant to the Exemptive Application shall have been issued under the 1940 Act.

          (g) No action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

          (h) Simpson Thacher & Bartlett shall have rendered a legal opinion as to the matters referred to in Section 10(k).

          (i) Coopers & Lybrand L.L.P. shall have rendered an opinion as to the matters referred to in Section 10(l).

          (j) BlackRock Funds shall have performed and complied in all material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the related Valuation Time and such Effective Time.

     12. Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto shall use its best efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated by this Agreement, including without limitation, delivering and/or causing to be delivered to the other party hereto each of the items required under this Agreement as a condition to such party's obligations hereunder.

     13. Termination of Representations and Warranties. The representations and warranties of and with respect to each BlackRock Portfolio and each PNC CTF set forth in this Agreement shall terminate upon the acquisition of the shares of the relevant BlackRock Portfolios and the conveyance of the Consideration to the relevant BlackRock Portfolios at the associated Effective Time, and the representations and warranties of BlackRock Funds, PNC and PNC-DE shall terminate at the final Effective Time.

     14. Termination of Agreement. This Agreement may be terminated by a party at any time at or prior to any Effective Time as provided below:

          (a) By PNC, as to any associated PNC-NA CTF's participation in the BlackRock Share Acquisition, if PNC determines that proceeding with the BlackRock Share Acquisition with respect to such PNC-NA CTF is not in the best interests of such PNC-NA CTF or participating trusts therein;

          (b) By PNC-DE, as to the PNC-DE CTF's participation in the BlackRock Share Acquisition, but only at or prior to the associated Effective Time, if PNC-DE determines that proceeding with the BlackRock Share Acquisition with respect to the PNC-DE CTF is not in the best interests of the PNC-DE CTF or participating trusts therein;

          (c) By BlackRock Funds, as to any associated BlackRock Portfolio's participation in the BlackRock Share Acquisition, if the Board of Trustees of BlackRock Funds determines that proceeding with the BlackRock Share Acquisition with respect to such BlackRock Portfolio is not in the best interests of such BlackRock Portfolio or its shareholders;

          (d) By BlackRock Funds, as to any associated BlackRock Portfolio's participation in the BlackRock Share Acquisition, if the conditions set forth in Section 10 are not satisfied as specified in Section 10 with respect to the BlackRock Share Acquisition as it relates to such BlackRock Portfolio;

          (e) By any associated PNC CTF, as to its participation in the BlackRock Share Acquisition, if the conditions set forth in Section 11 are not satisfied as specified in Section 11 with respect to the BlackRock Share Acquisition as it relates to such PNC CTF; or

          (f) By mutual consent of each of the parties hereto.

     15. Amendment and Waiver. The parties hereto may, by written agreement, amend any of the provisions of this Agreement, and either party may waive any breach by the other party or the failure to satisfy any of the conditions to its obligations (such waiver to be in writing).

     16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA.

     17. Successors and Assigns. This Agreement shall be binding upon the respective successors and permitted assigns of the parties hereto. This Agreement and the rights, obligations and liabilities hereunder may not be assigned by either party without the consent of the other party.

     18. Beneficiaries. Nothing contained in this Agreement shall be deemed to create rights in persons not parties hereto, other than the successors and permitted assigns of the parties.

     19. Brokerage Fees and Expenses. Each of the PNC CTFs and BlackRock Funds represents and warrants to the other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

     20. BlackRock Funds Liability. The names "BlackRock Funds" and "Trustees of the BlackRock Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated December 22, 1988 which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of the Trust. The obligations of "BlackRock Funds" entered into in the name of or on behalf thereof by any of its Trustees, officers, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, officers, representatives or agents of the Trust personally, but bind only the Trust Property (as defined in the Declaration of Trust), and all persons dealing with any class of shares of the Trust must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Trust. The parties hereto specifically acknowledge and agree that any liability of BlackRock Funds under this Agreement in connection with the transactions contemplated herein with respect to a BlackRock Portfolio or its corresponding PNC CTF shall be discharged only out of the assets of that BlackRock Portfolio and that no other portfolio of BlackRock Funds shall be liable with respect thereto.

     21. PNC Liability. The obligations of each PNC CTF entered into in the name or on behalf thereof by any of the trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the trustees, interest holders or representatives of the common trust funds personally, but bind only the assets of such PNC CTF.

     22. Notices. All notices required or permitted herein shall be in writing and shall be deemed to be properly given when delivered personally or by telecopier to the party entitled to receive the notice or when sent by certified or registered mail, postage prepaid, or delivered to an internationally recognized overnight courier service, in each case properly addressed to the party entitled to receive such notice at the address or telecopier number stated below or to such other address or telecopier number as may hereafter be furnished in writing by notice similarly given by one party to the other party thereto:


(a)  If to BlackRock Funds:

          BlackRock Advisors, Inc.
          345 Park Avenue
          New York, NY 10154
          Attn:  Karen H. Sabath

     With copies to:

          BlackRock Funds
          1600 Market Street

          28th Floor
          Philadelphia, PA  19103
          Attn:  Brian P. Kindelan, Esq.

(b)  If to the PNC-NA CTFs:

          PNC Bank, National Association
          One PNC Plaza
          249 Fifth Avenue
          Pittsburgh, PA 15222-2707
          Attn:  Thomas K. Whitford
               Chief Executive Officer
               PNC Private Bank

     With copies to:

          Pamela Fraser Wilford, Esq.
          PNC Bank, N.A.
          1600 Market Street, 28th Floor
          F2-F070-28-1
          Philadelphia, PA 19103

(c)  If to the PNC-DE CTF

          PNC Bank, Delaware
          c/o PNC Bank, National Association
          One PNC Plaza
          249 Fifth Avenue
          Pittsburgh, PA 15222-2707
          Attn:  Thomas K. Whitford
               Chief Executive Officer
               PNC Private Bank

     With copies to:

          Pamela Fraser Wilford, Esq.
          PNC Bank, N.A.
          1600 Market Street, 28th Floor
          F2-F070-28-1
          Philadelphia, PA 19103


     23. Expenses. To the extent not otherwise agreed to by the parties, each party shall be responsible for the payment of all expenses incurred by such party in connection with this Agreement and the transactions contemplated hereby.

     24. Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understandings relating to matters provided for herein.

     25. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers designated below as of the date first written above.

                                BLACKROCK FUNDS
                             On behalf of each of
                        the BlackRock Funds Portfolios

                           By:  /s/ Raymond J. Clark
                                ----------------------
                                Name:  Raymond J. Clark
                                Title: Trustee, President and Treasurer

                           PNC SELECT EQUITY FUND
                           PNC LARGE CAP GROWTH EQUITY FUND
                           PNC LARGE CAP VALUE EQUITY FUND
                           PNC MID CAP GROWTH EQUITY FUND
                           PNC MID CAP VALUE EQUITY FUND
                           PNC SMALL CAP GROWTH EQUITY FUND
                           PNC SMALL CAP VALUE EQUITY FUND
                           PNC INTERNATIONAL EQUITY FUND
                           PNC EQUITY GROWTH & INCOME FUND
                           PNC INDEX EQUITY FUND
                           PNC BALANCED FUND
                           PNC INCOME FUND
                           PNC SHORT TERM GOVERNMENT BOND
                                FUND
                           PNC SHORT TERM BOND FUND
                           PNC INTERMEDIATE GOVERNMENT BOND
                                FUND
                           PNC INTERMEDIATE BOND FUND
                           PNC MANAGED INCOME FUND
                           PNC GNMA FUND
                           PNC TAX-FREE INCOME FUND
                           PNC PA TAX-FREE INCOME FUND
                           PNC LONG-TERM PA TAX-FREE INCOME
                                FUND
                           PNC OH TAX-FREE INCOME FUND
                           PNC KY TAX-FREE INCOME FUND
                           PNC NJ TAX-FREE INCOME FUND

                           By:   PNC BANK, NATIONAL ASSOCIATION,
                                as Trustee

                           By:  /s/ Nancy B. Wolcott
                                ----------------------
                                Name:  Nancy B. Wolcott
                                Title: Executive Vice President

                            PNC-DE TAX-FREE INCOME FUND

                            By:   PNC BANK, DELAWARE, as Trustee


                            By:  /s/ John M. Sylvester
                                 -------------------------------
                                 Name:  John M. Sylvester
                                 Title: Senior Vice President

                                                                      Schedule I
                                                                      ----------




PNC CTF                                   CORRESPONDING BLACKROCK PORTFOLIO(S)   VALUATION TIME
-------                                   ------------------------------------   --------------
PNC Select Equity Fund                    Select Equity Portfolio                 May  1, 1998
PNC Large Cap Growth Equity Fund          Large Cap Growth Equity Portfolio       May  1, 1998
PNC Large Cap Value Equity Fund           Large Cap Value Equity Portfolio        May  1, 1998
PNC Mid Cap Growth Equity Fund            Mid-Cap Growth Equity Portfolio         May  1, 1998
PNC Mid Cap Value Equity Fund             Mid-Cap Value Equity Portfolio          May  1, 1998
PNC Small Cap Growth Equity Fund          Small Cap Growth Equity Portfolio       May  1, 1998
PNC Small Cap Value Equity Fund           Small Cap Value Equity Portfolio        May  1, 1998
PNC International Equity Fund             International Equity Portfolio          May  1, 1998
PNC Equity Growth & Income Fund           Large Cap Value Equity Portfolio        May  1, 1998
PNC Index Equity Fund                     Index Equity Portfolio                  May  1, 1998
PNC Balanced Fund                         Balanced Portfolio                      May 15, 1998
PNC Income Fund                           Managed Income; Large Cap Value Equity  May 15, 1998
PNC Short Term Government Bond Fund       Low Duration Bond Portfolio             May 15, 1998
PNC Short Term Bond Fund                  Low Duration Bond Portfolio             May 15, 1998
PNC Intermediate Government Bond Fund     Intermediate Government Bond Portfolio  May 15, 1998
PNC Intermediate Bond Fund                Intermediate Bond Portfolio             May 15, 1998
PNC Managed Income Fund                   Managed Income Portfolio                May 15, 1998
PNC GNMA Fund                             GNMA Portfolio                          May 15, 1998
PNC Tax-Free Income Fund                  Tax-Free Income Portfolio               May  8, 1998
PNC PA Tax-Free Income Fund               Pennsylvania Tax-Free Income Portfolio  May  8, 1998
PNC Long-Term PA Tax-Free Income Fund     Pennsylvania Tax-Free Income Portfolio  May  8, 1998
PNC OH Tax-Free Income Fund               Ohio Tax-Free Income Portfolio          May  8, 1998
PNC KY Tax-Free Income Fund               Kentucky Tax-Free Income Portfolio      May  8, 1998
PNC DE Tax-Free Income Fund               Delaware Tax-Free Income Portfolio      May  8, 1998
PNC NJ Tax-Free Income Fund               New Jersey Tax-Free Income Portfolio    May  8, 1998